(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	April 25, 2018
(630) 906-5484

Old Second Reports First Quarter 2018 Net Income of $9.5 million

Successfully Completed the Acquisition of Greater Chicago Financial Corp. (ABC Bank)

AURORA, IL, April 25, 2018  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), the parent company of Old Second National Bank (the “Bank”), today announced financial results for the first quarter of 2018.  The Company’s net income was $9.5 million, or $0.31 per diluted share, for the first quarter of 2018, compared to a net loss of $2.5 million, or $0.08 per diluted share, in the fourth quarter of 2017, and net income of $4.4 million, or $0.15 per diluted share, for the first quarter of 2017.

On April 20, 2018, the Company completed its previously announced acquisition of Greater Chicago Financial Corp., and its wholly-owned bank subsidiary, ABC Bank.  In connection with the merger, Greater Chicago Financial Corp merged with and into the Company, with the Company as the surviving company in the merger.  Immediately following the merger, ABC Bank, an Illinois state-chartered bank and wholly owned subsidiary of Greater Chicago Financial Corp., merged with and into the Bank, with the Bank as the surviving bank.

Operating Results

•

First quarter 2018 net income was $9.5 million, reflecting an increase in earnings of $12.0 million from the fourth quarter of 2017, and an increase in earnings of $5.1 million from the first quarter of 2017.

•

Adjusted net income, a non-GAAP financial measure, was $8.1 million, or $0.27 per diluted share, for the first quarter of 2018, compared to $7.0 million, or $0.23 per diluted share, for the fourth quarter of 2017.

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First quarter 2018 adjusted net income excluded a $1.0 million BOLI death claim, $596,000 of insurance proceeds, after tax, recovered on a previously charged off credit that was taken as a release to the provision for loan losses, and $203,000 in costs, after tax, related to our acquisition of ABC Bank.

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Fourth quarter 2017 adjusted net income excluded a $9.5 million noncash charge that was recorded as tax expense in the fourth quarter of 2017, stemming from the late December 2017 enactment of the “Tax Cuts and Jobs Act” which lowered the Federal corporate income tax rate and caused the Company to record a valuation allowance with respect to its deferred tax asset.

See the discussion entitled “Non-GAAP Presentations” below and the tables on pages 14-15 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

•

Net interest and dividend income was $19.6 million for the first quarter of 2018, reflecting an increase of $230,000, or 1.2%, from the $19.4 million recorded in the fourth quarter of 2017, and an increase of $2.1 million, or 11.8%, over the first quarter of 2017.  Net interest income in the first quarter of 2018 was favorably impacted by a recovery of $495,000 of interest income on a payoff of a nonaccrual loan, as well as the rising interest rate environment. Purchase accounting accretion income realized in the first quarter of 2018, stemming from the purchase of the Chicago branch of Talmer Bank and Trust in late 2016, totaled $141,000, compared to $213,000 in the fourth quarter of 2017, and $355,000 in the first quarter of 2017.

•

The Company recorded a release of the provision for loan and lease losses of $722,000 in the first quarter of 2018, compared to provision expense of $750,000 in the fourth quarter of 2017.  No provision adjustment was recorded in the first quarter of 2017.

•

Noninterest income was $8.5 million for the first quarter of 2018, which reflects an increase of $321,000, or 3.9%, over the fourth quarter of 2017, and an increase of $1.5 million, or 21.0%, compared to the first quarter of 2017.  The increase in noninterest income in the first quarter of 2018 compared to both the fourth quarter of 2017 and the first quarter of 2017 was driven primarily by the death benefit received on a BOLI claim in the first quarter of 2018, as well as increases in mortgage servicing rights mark to market adjustments.

•

Noninterest expense was $17.4 million for the first quarter of 2018 which reflects  an increase of $1.2 million, or 7.2%, as compared to the fourth quarter of 2017, and a decrease of $700,000, or 3.9%, from the first quarter of 2017.  The increase in noninterest expense in the first quarter of 2018 compared to the fourth quarter of 2017 is primarily due to increases in salaries and employee benefits and computer and data processing expenses stemming from costs incurred related to our acquisition of ABC Bank, partially offset by a decrease in OREO related costs. The year over year decrease is primarily due to reductions in salaries and employee benefits and OREO related costs.

•	On April 17 2018, the Company’s Board of Directors declared a cash dividend of $0.01 per share payable on May 7, 2018, to stockholders of record as of April 27, 2018.

Capital Ratios

		March 31,	December 31,	March 31,
	Well-Capitalized	2018	2017	2017
The Company
Common equity tier 1 capital ratio	N/A	9.82%	9.25%	8.42%
Total risk-based capital ratio	N/A	13.58%	12.93%	12.11%
Tier 1 risk-based capital ratio	N/A	12.63%	12.03%	10.86%
Tier 1 leverage ratio	N/A	10.44%	10.08%	8.84%

The Bank
Common equity tier 1 capital ratio	6.50%	13.56%	12.88%	12.46%
Total risk-based capital ratio	10.00%	14.51%	13.78%	13.33%
Tier 1 risk-based capital ratio	8.00%	13.56%	12.88%	12.46%
Tier 1 leverage ratio	5.00%	11.19%	10.79%	10.14%

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans totaled $12.8 million at March 31, 2018, compared to $15.6 million at December 31, 2017, and $12.5 million at March 31, 2017.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans were 0.8%  as of March 31, 2018, 0.97% as of December 31, 2017, and 0.8% as of March 31, 2017.

•

OREO assets totaled $7.1 million as of March 31, 2018, compared to $8.4 million at December 31, 2017, and $13.5 million at March 31, 2017.  The $1.3 million OREO reduction for the quarter is due to five property sales.  Modest OREO valuation writedowns continued in the first quarter of 2018 with expense of $112,000 compared to $78,000 in the fourth quarter of 2017 and $318,000 in the first quarter of 2017.  Nonperforming assets as a percent of total loans plus OREO decreased to 1.2% as of March 31, 2018, as compared to 1.5% as of December 31, 2017 and 1.7% as of March 31, 2017.

•

Total loans were $1.60 billion at March 31, 2018, reflecting a decrease of $15.8 million compared to December 31, 2017.  Average loans (including loans held-for-sale) for the first quarter of 2018 were $1.60 billion, reflecting an increase of $3.3 million from quarterly average loans for the fourth quarter of 2017, and an increase of $115.7 million from quarterly average loans for the first quarter of 2017.

•

Available-for-sale securities at fair value totaled $550.9 million at March 31, 2018, compared to $541.4 million at December 31, 2017, and $611.1 million at March 31, 2017.  Pretax net gains of $35,000 on the sale of securities were realized in the first quarter of 2018, compared to net gains of $639,000 in the fourth quarter of 2017 and net losses of $136,000 in the first quarter of 2017.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$13,819	$49	1.44	$13,147	$43	1.28	$12,121	$23	0.76
Securities:
Taxable	269,330	2,170	3.27	281,096	2,208	3.14	422,124	2,963	2.81
Non-taxable (TE)	279,831	2,609	3.78	243,813	2,694	4.42	141,773	1,403	3.96
Total securities	549,161	4,779	3.53	524,909	4,902	3.74	563,897	4,366	3.10
Dividends from FHLBC and FRBC	8,920	106	4.82	8,842	99	4.48	7,614	85	4.47
Loans and loans held-for-sale[1]	1,602,947	18,767	4.75	1,599,672	18,585	4.55	1,487,226	16,655	4.48
Total interest earning assets	2,174,847	23,701	4.42	2,146,570	23,629	4.33	2,070,858	21,129	4.08
Cash and due from banks	29,776	-	-	30,972	-	-	33,585	-	-
Allowance for loan and lease losses	(18,263)	-	-	(17,002)	-	-	(16,292)	-	-
Other noninterest bearing assets	166,507	-	-	181,484	-	-	192,836	-	-
Total assets	$2,352,867			$2,342,024			$2,280,987

Liabilities and Stockholders' Equity
NOW accounts	$429,301	$176	0.17	$420,073	$108	0.10	$426,606	$101	0.10
Money market accounts	275,334	109	0.16	277,883	95	0.14	283,619	83	0.12
Savings accounts	266,363	59	0.09	260,852	52	0.08	259,384	39	0.06
Time deposits	382,422	1,175	1.25	383,011	1,146	1.19	394,388	979	1.01
Interest bearing deposits	1,353,420	1,519	0.46	1,341,819	1,401	0.41	1,363,997	1,202	0.36
Securities sold under repurchase agreements	40,275	79	0.80	27,664	7	0.10	29,805	2	0.03
Other short-term borrowings	87,444	329	1.53	84,728	269	1.24	56,111	106	0.76
Junior subordinated debentures	57,645	927	6.52	57,633	929	6.45	57,597	1,084	7.53
Senior notes	44,071	672	6.18	44,046	672	6.10	43,978	673	6.12
Total interest bearing liabilities	1,582,855	3,526	0.90	1,555,890	3,278	0.84	1,551,488	3,067	0.80
Noninterest bearing deposits	554,624	-	-	556,010	-	-	525,454	-	-
Other liabilities	13,969	-	-	26,037	-	-	25,061	-	-
Stockholders' equity	201,419	-	-	204,087	-	-	178,984	-	-
Total liabilities and stockholders' equity	$2,352,867			$2,342,024			$2,280,987
Net interest income (TE)		$20,175			$20,351			$18,062
Net interest income (TE)
to total earning assets			3.76			3.76			3.54
Interest bearing liabilities to earning assets	72.78%			72.48%			74.92%

1 Interest income from loans is shown on a tax equivalent basis, and is a non-GAAP financial measure as discussed in the table on pages 14-15, and includes fees of $182,000, $636,000 and $513,000 for the first quarter of 2018, the fourth quarter of 2017 and the first quarter of 2017, respectively. Nonaccrual loans are included in the above stated average balances. Tax equivalent basis is calculated using a marginal tax rate of 21% in 2018 and 35% in 2017. See the discussion entitled “Non-GAAP Presentations” below and the tables on pages 14-15 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Tax equivalent net interest income was $20.2 million for the quarter ended March 31, 2018, which reflects a decrease of $182,000 compared to the fourth quarter of 2017, and growth of $2.1 million compared to the first quarter of 2017.  The tax equivalent adjustment for the first quarter of 2018 was $553,000, compared to the tax equivalent adjustments of $965,000 for the fourth quarter of 2017, and $513,000 for the first quarter of 2017, reflecting the reduction of the federal tax rate in 2018, as discussed above.  Quarterly average earning assets increased $28.3 million from the fourth quarter of 2017 to $2.18 billion for the quarter ended March 31, 2018, while yield on earning assets increased nine basis points over the same period.  Average loan growth, including loans held-for-sale, was $3.3 million for the quarter ended March 31, 2018, as compared to the quarter ended December 31, 2017, while the year over year growth in first quarter average loans, including loans held-for-sale, was $115.7 million.  This year over year growth was primarily due to organic loan growth over the last twelve months, driven by commercial portfolio originations, as well as two home equity loan (“HELOC”) portfolio purchases, which included $20.0 million of HELOCs purchased in the first quarter of 2018, and $17.4 million of HELOCs purchased in June 2017.

Securities income increased $272,000 in the first quarter of 2018 compared to the fourth quarter of 2017, and increased $356,000 in the first quarter of 2018 compared to the first quarter of 2017. This year over year growth stemmed from repositioning the Company’s securities portfolio into higher yielding tax exempt securities, while lower yielding securities were sold or called. Deposit growth and Federal Home Loan Bank Chicago (“FHLBC”) borrowings were utilized to fund the higher yielding securities purchases.  These securities purchases, as well as a rising interest rate environment, drove a 13 basis point increase for taxable securities income in the first quarter of 2018, compared to the fourth quarter of 2017, and a 46 basis point increase from the like 2017 quarter.

The cost of interest bearing liabilities for the first quarter of 2018 increased by six basis points from the fourth quarter of 2017, and increased by ten basis points from the first quarter of 2017.  Total average deposits decreased during the first quarter of 2018 compared to the first quarter of 2017, driven primarily by a decrease in money market and time deposit accounts, partially offset by increases in NOW accounts and savings accounts.  This shift in deposits stems from growth in commercial loan relationships, which often result in an increase in commercial money market and checking accounts.  Continued growth in demand deposits in the year over year period as compared to interest bearing deposits has assisted in the Company controlling the cost of funds stemming from average total deposits. The slight increase in the overall cost of funds is due to higher balances of FHLBC borrowings, as well as the rising rates on deposit accounts.

For the quarter ended March 31, 2018, average other short-term borrowings, which are FHLBC advances, increased by $2.7 million compared to the quarter ended December 31, 2017, and by $31.3 million compared to the quarter ended March 31, 2017.  The costs of the senior debt and junior subordinated debt issuances remained relatively steady for the three quarters presented.  The net interest margin did not change for the first quarter of 2018 compared to the fourth quarter of 2017, remaining at 3.76% for both periods.  The growth in the yield on average earning assets more than offset the increase in the cost of funds for the first quarter of 2018 compared to the first quarter of 2017, resulting in an overall increase of 22 basis points in the Company’s net interest margin in the year over year period.

Noninterest Income

				1st Quarter 2018
Noninterest Income	Quarters Ended			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2018	2017	2017	2017	2017
Trust income	$1,495	$1,639	$1,458	(8.8)	2.5
Service charges on deposits	1,592	1,765	1,618	(9.8)	(1.6)
Residential mortgage banking revenue
Secondary mortgage fees	162	182	176	(11.0)	(8.0)
Mortgage servicing rights mark to market gain (loss)	305	(46)	(133)	N/M	N/M
Mortgage servicing income	452	448	435	0.9	3.9
Net gain on sales of mortgage loans	917	1,088	1,147	(15.7)	(20.1)
Total residential mortgage banking revenue	1,836	1,672	1,625	9.8	13.0
Securities gain (loss), net	35	639	(136)	(94.5)	125.7
Increase in cash surrender value of BOLI	248	361	359	(31.3)	(30.9)
Death benefit realized on BOLI	1,026	-	-	N/M	N/M
Debit card interchange income	1,012	1,069	975	(5.3)	3.8
Gain on disposal and transfer of fixed assets	-	-	(2)	N/M	N/M
Other income	1,261	1,039	1,131	21.4	11.5
Total noninterest income	$8,505	$8,184	$7,028	3.9	21.0

N/M - Not meaningful.

The increase in noninterest income in the first quarter of 2018 compared to both the fourth quarter of 2017 and the first quarter of 2017 was driven primarily by the death benefit received on a BOLI claim in the first quarter of 2018, as well as increases in mortgage servicing rights mark to market adjustments.  Securities gain (loss), net, experienced the largest fluctuations, as a percentage of total change on both a linked quarter and year over year basis, as securities portfolio repositioning occurred over the past year.  The Company realized gains in securities in the first quarter of 2018 and the fourth quarter of 2017, compared to losses in the first quarter of 2017.  Residential mortgage banking revenue increased on a linked quarter and year over year basis as mortgage servicing rights mark to market adjustments continue to rebound in the rising rate environment.  The increase in other income in the first quarter of 2018, as compared to the prior linked quarter was primarily attributable to various miscellaneous recoveries and refunds totaling $140,000 related to operational issues, such as reversals of expenses recorded in prior years related to nonperforming loan tax accruals and telecom refunds.

Noninterest Expense

				1st Quarter 2018
Noninterest Expense	Quarters Ended			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2018	2017	2017	2017	2017
Salaries	$7,335	$7,363	$8,057	(0.4)	(9.0)
Officers incentive	787	204	465	285.8	69.2
Benefits and other	2,085	1,346	2,051	54.9	1.7
Total salaries and employee benefits	10,207	8,913	10,573	14.5	(3.5)
Occupancy, furniture and equipment expense	1,558	1,441	1,566	8.1	(0.5)
Computer and data processing	1,344	1,104	1,090	21.7	23.3
FDIC insurance	156	146	148	6.8	5.4
General bank insurance	251	251	270	-	(7.0)
Amortization of core deposit intangible asset	21	22	25	(4.5)	(16.0)
Advertising expense	341	412	386	(17.2)	(11.7)
Debit card interchange expense	281	296	349	(5.1)	(19.5)
Legal fees	159	200	104	(20.5)	52.9
Other real estate owned expense, net	173	237	709	(27.0)	(75.6)
Other expense	2,863	3,169	2,834	(9.7)	1.0
Total noninterest expense	$17,354	$16,191	$18,054	7.2	(3.9)
Efficiency ratio (GAAP)	63.41%	59.16%	70.08%
Adjusted efficiency ratio (non-GAAP)	60.50%	56.49%	66.97%

N/M - Not meaningful.

The adjusted efficiency ratio shown in the table above is a non-GAAP financial measure calculated as noninterest expense, excluding OREO expenses, amortization of core deposits and acquisition related costs divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance. See the discussion entitled “Non-GAAP Presentations” below and the table on pages 14-15 that provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Noninterest expense for the first quarter of 2018 increased $1.2 million, or 7.2%, compared to the fourth quarter of 2017 and decreased $700,000, or 3.9%, compared to the first quarter of 2017.  The linked quarter increase is primarily attributable to increases in salaries and employee benefit expenses during the quarter due to officer incentive accrual reversals in the fourth quarter of 2017, and higher payroll taxes in the first quarter of 2018.  An increase in computer and data processing costs was also noted in the first quarter of 2018 compared to the prior quarters presented as acquisition related data processing costs of $163,000 were incurred in the 2018 period.  These increases were partially offset by reduced OREO related costs as the OREO portfolio balance continues to decline.  The year over year variance is primarily attributable to a reduction in the first quarter of 2018 in salaries related costs due to a nonrecurring executive retirement expense in the first quarter of 2017 and OREO related costs.

Earning Assets

				March 31, 2018
Loans	As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2018	2017	2017	2017	2017
Commercial	$281,134	$272,851	$233,922	3.0	20.2
Leases	66,344	68,325	64,607	(2.9)	2.7
Real estate - commercial	713,422	750,991	713,358	(5.0)	0.0
Real estate - construction	91,479	85,162	87,049	7.4	5.1
Real estate - residential	438,610	426,230	373,477	2.9	17.4
Consumer	2,120	2,774	2,913	(23.6)	(27.2)
Other[1]	7,725	10,609	11,835	(27.2)	(34.7)
	1,600,834	1,616,942	1,487,161	(1.0)	7.6
Net deferred loan costs	978	680	860	43.8	13.7
Total loans	$1,601,812	$1,617,622	$1,488,021	(1.0)	7.6

1 Other class includes overdrafts.

Total loans decreased by $15.8 million at the end of the first quarter of 2018 compared to December 31, 2017, but increased $113.8 million year over year.  Year over year loan growth was primarily due to organic loan growth in commercial, real estate-construction, leases, and real estate-residential loans.  The Company’s purchases of $20.0 million of HELOCs in the first quarter of 2018 and $17.4 million of HELOCs in the second quarter of 2017 from a third party servicer drove the real estate-residential growth.

				March 31, 2018
Securities	As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2018	2017	2017	2017	2017
Securities available-for-sale, at fair value
U.S. Treasury	$3,895	$3,947	$-	(1.3)	N/M
U.S. government agencies	12,730	13,061	-	(2.5)	N/M
U.S. government agency mortgage-backed	13,844	12,214	38,558	13.3	(64.1)
States and political subdivisions	285,540	278,092	219,507	2.7	30.1
Corporate bonds	703	833	12,540	(15.6)	(94.4)
Collateralized mortgage obligations	63,744	65,939	108,324	(3.3)	(41.2)
Asset-backed securities	110,870	112,932	139,886	(1.8)	(20.7)
Collateralized loan obligations	59,616	54,421	92,239	9.5	(35.4)
Total securities available-for-sale	$550,942	$541,439	$611,054	1.8	(9.8)

N/M - Not meaningful.

The investment portfolio was $550.9 million as of March 31, 2018, an increase of $9.5 million from $541.4 million as of December 31, 2017, and a decline of $60.1 million from March 31, 2017.  During the fourth quarter of 2016 and during the 2017 year to date period, select collateralized mortgage obligations, mortgage-backed securities, corporate bonds and asset-backed securities were liquidated to allow for portfolio repositioning in favor of high quality state and municipal securities.  These sales resulted in $474,000 of net security gains in the year 2017, but the resultant security purchases with the funds from security sales and deposit growth impacted the net interest margin favorably as the funds were invested in higher yielding assets.  In addition, there was a significant decline in collateralized loan obligations (“CLOs”) during 2017 due to calls of a number of issues held by the Company.  This call activity occurred because the contractual spreads of the securities held in the portfolio were materially higher than those for newly-issued CLOs, which created a financial incentive for issuers to call existing CLO’s and re-use the underlying loan collateral for newly-created issues.

Asset Quality

				March 31, 2018
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2018	2017	2017	2017	2017
Nonaccrual loans	$11,059	$14,388	$11,653	(23.1)	(5.1)
Nonperforming troubled debt restructured loans accruing interest	1,332	988	814	34.8	63.6
Loans past due 90 days or more and still accruing interest	401	248	57	61.7	N/M
Total nonperforming loans	12,792	15,624	12,524	(18.1)	2.1
Other real estate owned	7,063	8,371	13,481	(15.6)	(47.6)
Total nonperforming assets	$19,855	$23,995	$26,005	(17.3)	(23.6)

30-89 days past due loans	$3,001	$5,358	$8,630
Nonaccrual loans to total loans	0.7%	0.9%	0.8%
Nonperforming loans to total loans	0.8%	1.0%	0.8%
Nonperforming assets to total loans plus OREO	1.2%	1.5%	1.7%

Allowance for loan losses	$18,188	$17,461	$15,741
Allowance for loan losses to total loans	1.1%	1.1%	1.1%
Allowance for loan losses to nonaccrual loans	164.5%	121.4%	135.1%

N/M - Not meaningful.

Nonperforming loans consist of nonaccrual loans, performing restructured accruing loans and loans 90 days or more past due but still accruing interest.  Nonperforming loans to total loans was 0.8% in the first quarter of 2018, 1.0% in the fourth quarter of 2017, and 0.8% in the first quarter of 2017.  Nonperforming assets to total loans plus OREO decreased to 1.2% from 1.5% in the fourth quarter of 2017, and 1.7% in the first quarter of 2017, as a result of  loan growth over the last year, as well as continued OREO liquidations and write-downs recorded in 2017 and 2018.  Finally, the allowance for loan and lease losses to total loans was 1.1% as of March 31, 2018, which is unchanged from the fourth and first quarters of 2017. The allowance excludes the remaining purchase accounting credit marks recorded on the Talmer branch purchased loans; the expected total remaining accretable discount on the Talmer branch purchased loans was $694,000 as of March 31, 2018, compared to $835,000 as of December 31, 2017 and $1.8 million as of March 31, 2017.

				March 31, 2018
Classified loans	As of			Percent Change From
(dollars in thousands)	March 31,	December 31,	March 31,	December 31,	March 31,
	2018	2017	2017	2017	2017
Commercial	$-	$-	$1,999	N/M	N/M
Leases	610	825	1,163	(26.1)	(47.5)
Real estate-commercial, nonfarm	6,098	7,262	7,784	(16.0)	(21.7)
Real estate-commercial, farm	2,439	2,486	1,315	(1.9)	85.5
Real estate-construction	371	376	451	(1.3)	(17.7)
Real estate-residential:
Investor	436	448	908	(2.7)	(52.0)
Multifamily	-	4,723	-	N/M	N/M
Owner occupied	5,476	5,266	5,923	4.0	(7.5)
Revolving and junior liens	2,038	1,899	2,193	7.3	(7.1)
Consumer	18	20	11	(10.0)	N/M
Total classified loans	$17,486	$23,305	$21,747	(25.0)	(19.6)

N/M - Not meaningful.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard, as shown above.  Classified loans totaled $17.5 million as of March 31, 2018, a decrease of $5.8 million, or 25.0%, from the prior quarter, and a decrease of $4.3 million, or 19.6%, from the like quarter of 2017.  This reduction is primarily due to success in remediating a number of classified loans, including the payoff of three large nonperforming credits in the first quarter of 2018, which resulted in $495,000 of interest income collected.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	March 31,	% of	December 31,	% of	March 31,	% of
	2018	Total[1]	2017	Total[1]	2017	Total[1]
Commercial	$(1)	0.1	$(12)	4.9	$(1)	(0.2)
Leases	5	(0.3)	-	-	117	28.1
Real estate-commercial, nonfarm
Owner general purpose	(41)	2.8	-	-	-	-
Owner special purpose	(21)	1.4	-	-	(5)	(1.2)
Non-owner general purpose	(313)	21.6	(37)	15.0	250	60.0
Non-owner special purpose	(1)	0.1	-	-	(6)	(1.4)
Retail properties	(87)	6.0	9	(3.7)	-	-
Total real estate-commercial, nonfarm	(463)	31.9	(28)	11.3	239	57.4
Real estate-construction
Homebuilder	2	(0.1)	(93)	37.8	(17)	(4.1)
Land	(4)	0.3	(1)	0.4	-	-
Commercial speculative	(18)	1.2	-	-	-	-
All other	1	(0.1)	(194)	78.9	3	0.7
Total real estate-construction	(19)	1.3	(288)	117.1	(14)	(3.4)
Real estate-residential
Investor	(30)	2.1	64	(26.0)	(1)	(0.2)
Multifamily	(175)	12.1	(13)	5.3	(9)	(2.2)
Owner occupied	(766)	52.9	18	(7.3)	(2)	(0.5)
Revolving and junior liens	(20)	1.4	(30)	12.2	65	15.50
Total real estate-residential	(991)	68.5	39	(15.8)	53	12.6
Consumer	17	(1.2)	47	(19.1)	25	6.0
Other	3	(0.3)	(4)	1.6	(2)	(0.5)
Net (recoveries) / charge-offs	$(1,449)	100.00	$(246)	100.0	$417	100.0

1 Represents the percentage of net charge-offs attributable to each category of loans.

Due to a charge-off adjustment recorded in the first quarter of 2018 stemming from unearned net loan fee accrual reversals related to loans charged off in prior periods, gross charge-offs were minimal  for the quarter ended March 31, 2018, compared to $308,000 for the quarter ended December 31, 2017, and $691,000 for March 31, 2017.  Gross recoveries were $1.4 million for the quarter ended March 31, 2018, compared to $554,000 for the quarter ended December 31, 2017 and $274,000 for the like quarter of 2017.  Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $1.96 billion at March 31, 2018, which reflects an increase of $39.1 million compared to December 31, 2017 of $1.92 billion. Demand deposits increased by $10.4 million and money markets, savings, and NOW accounts also increased by $30.3 million for the quarter, while time deposit balances decreased by $1.5 million.  Total time deposits or certificates of deposit reflected a decrease of $4.5 million from March 2017.  Growth in the commercial loan portfolio has driven commercial demand deposits to a higher level in the first quarter of 2018.

Borrowings

As of March 31, 2018, the Bank had $45.0 million in FHLBC advances outstanding as compared to $115.0 million in FHLBC advances at December 31, 2017.

The Company is indebted on senior notes totaling $44.1 million, net of deferred issuance costs, as of March 31, 2018.  The Company is also indebted on $57.7 million, net of deferred issuance costs, of junior subordinated debentures, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  The Trust II issuance converted from fixed to floating rate at three month LIBOR plus 150 basis points on June 15, 2017.  Upon conversion to a floating rate, a cash flow hedge was initiated which resulted in the total interest rate paid on the debt of 4.41% for the first quarter of 2018, inclusive of debt issuance costs.  This compared to the Trust II issuance rate paid prior to June 15, 2017, of 6.77%.

Non-GAAP Presentations: Management has disclosed in this earnings release certain non-GAAP financial measures to evaluate and measure the Company’s performance, including adjusted net income, adjusted earnings per share, the presentation of net interest income and net interest margin on a fully taxable equivalent, and efficiency ratio calculations.  Management believes the adjusted earnings per share data is more informative for the user if the per share impact of certain activity is excluded for quarterly comparative purposes. The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management has disclosed the efficiency ratio including and excluding certain items, which is discussed in the noninterest expense presentation on page 5.  These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this earnings release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this earnings release with other companies’ non-GAAP financial measures having the same or similar names. The tables on pages 14 -15 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements:  This earnings release contains forward-looking statements.  Forward looking statements can be identified by words such  as “anticipated,” “expects,”  “intends,” “believes,” “may,” “likely,” “will” or other that indicate future periods.  Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in the Company’s markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conference Call

The Company will host an earnings call on Thursday, April  26, 2018, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on May 3, 2018, by dialing 877-481-4010, using Conference ID: 27186.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	March 31,	December 31,
	2018	2017
Assets
Cash and due from banks	$29,478	$37,444
Interest bearing deposits with financial institutions	18,394	18,389
Cash and cash equivalents	47,872	55,833
Securities available-for-sale, at fair value	550,942	541,439
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	7,468	10,168
Loans held-for-sale	2,426	4,067
Loans	1,601,812	1,617,622
Less: allowance for loan and lease losses	18,188	17,461
Net loans	1,583,624	1,600,161
Premises and equipment, net	37,209	37,628
Other real estate owned	7,063	8,371
Mortgage servicing rights, net	7,541	6,944
Goodwill and core deposit intangible	8,901	8,922
Bank-owned life insurance ("BOLI")	60,808	61,764
Deferred tax assets, net	26,581	25,356
Other assets	26,050	22,776
Total assets	$2,366,485	$2,383,429

Liabilities
Deposits:
Noninterest bearing demand	$582,766	$572,404
Interest bearing:
Savings, NOW, and money market	998,008	967,750
Time	381,274	382,771
Total deposits	1,962,048	1,922,925
Securities sold under repurchase agreements	41,366	29,918
Other short-term borrowings	45,000	115,000
Junior subordinated debentures	57,650	57,639
Senior notes	44,083	44,058
Other liabilities	12,337	13,539
Total liabilities	2,162,484	2,183,079

Stockholders’ Equity
Common stock	34,717	34,626
Additional paid-in capital	117,379	117,742
Retained earnings	151,833	142,959
Accumulated other comprehensive Income (loss)	(3,634)	1,479
Treasury stock	(96,294)	(96,456)
Total stockholders’ equity	204,001	200,350
Total liabilities and stockholders’ equity	$2,366,485	$2,383,429

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)
	Quarters Ended March 31,
	2018	2017
Interest and dividend income
Loans, including fees	$18,732	$16,609
Loans held-for-sale	24	24
Securities:
Taxable	2,170	2,963
Tax exempt	2,061	912
Dividends from FHLBC and FRBC stock	106	85
Interest bearing deposits with financial institutions	49	23
Total interest and dividend income	23,142	20,616
Interest expense
Savings, NOW, and money market deposits	344	223
Time deposits	1,175	979
Other short-term borrowings	408	108
Junior subordinated debentures	927	1,084
Senior notes	672	673
Total interest expense	3,526	3,067
Net interest and dividend income	19,616	17,549
Release for loan and lease losses	(722)	-
Net interest and dividend income after (release) provision for loan and lease losses	20,338	17,549
Noninterest income
Trust income	1,495	1,458
Service charges on deposits	1,592	1,618
Secondary mortgage fees	162	176
Mortgage servicing rights mark to market loss	305	(133)
Mortgage servicing income	452	435
Net gain on sales of mortgage loans	917	1,147
Securities gains (losses), net	35	(136)
Increase in cash surrender value of BOLI	248	359
Death benefit realized on bank-owned life insurance	1,026	-
Debit card interchange income	1,012	975
Gains (losses) on disposal and transfer of fixed assets, net	-	(2)
Other income	1,261	1,131
Total noninterest income	8,505	7,028
Noninterest expense
Salaries and employee benefits	10,207	10,573
Occupancy, furniture and equipment	1,558	1,566
Computer and data processing	1,344	1,090
FDIC insurance	156	148
General bank insurance	251	270
Amortization of core deposit intangible	21	25
Advertising expense	341	386
Debit card interchange expense	281	349
Legal fees	159	104
Other real estate expense, net	173	709
Other expense	2,863	2,834
Total noninterest expense	17,354	18,054
Income before income taxes	11,489	6,523
Provision for income taxes	2,000	2,096
Net income available to common stockholders	$9,489	$4,427

Basic earnings per share	$0.32	$0.15
Diluted earnings per share	0.31	0.15

Ending common shares outstanding	29,747,078	29,580,430
Weighted-average basic shares outstanding	29,659,454	29,560,521
Weighted-average diluted shares outstanding	30,168,748	29,940,950

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2017				2018
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Cash and due from banks	$33,585	$39,425	$31,028	$30,972	$29,776
Interest bearing deposits with financial institutions	12,121	11,938	11,685	13,147	13,819
Cash and cash equivalents	45,706	51,363	42,713	44,119	43,595

Securities available-for-sale, at fair value	563,897	586,686	548,432	524,909	549,161
FHLBC and FRBC stock	7,614	7,699	8,339	8,842	8,920
Loans held-for-sale	2,670	3,616	3,244	2,744	2,353
Loans	1,484,556	1,505,572	1,550,229	1,596,928	1,600,594
Less: allowance for loan and lease losses	16,292	15,779	16,478	17,002	18,263
Net loans	1,468,264	1,489,793	1,533,751	1,579,926	1,582,331

Premises and equipment, net	38,917	38,395	38,098	37,825	37,472
Other real estate owned	13,464	12,596	10,688	8,601	7,884
Mortgage servicing rights, net	6,543	6,464	6,464	6,821	7,347
Goodwill and core deposit intangible	9,005	8,981	8,956	8,932	8,911
Bank-owned life insurance ("BOLI")	60,446	60,806	61,165	61,527	61,273
Deferred tax assets, net	52,747	48,459	45,635	41,335	26,739
Other assets	11,714	14,227	14,900	16,443	16,881
Total other assets	192,836	189,928	185,906	181,484	166,507
Total assets	$2,280,987	$2,329,085	$2,322,385	$2,342,024	$2,352,867

Liabilities
Deposits:
Noninterest bearing demand	$525,454	$557,265	$551,768	$556,010	$554,624
Interest bearing:
Savings, NOW, and money market	969,609	977,796	958,926	958,808	970,998
Time	394,388	392,779	389,037	383,011	382,422
Total deposits	1,889,451	1,927,840	1,899,731	1,897,829	1,908,044

Securities sold under repurchase agreements	29,805	35,652	32,800	27,664	40,275
Other short-term borrowings	56,111	58,572	72,065	84,728	87,444
Junior subordinated debentures	57,597	57,609	57,621	57,633	57,645
Senior Notes	43,978	43,995	44,021	44,046	44,071
Other liabilities	25,061	18,047	19,395	26,037	13,969
Total liabilities	2,102,003	2,141,715	2,125,633	2,137,937	2,151,448

Stockholders' equity
Common stock	34,451	34,577	34,626	34,626	34,647
Additional paid-in capital	116,747	117,077	117,340	117,607	117,734
Retained earnings	131,631	136,384	142,657	148,863	147,309
Accumulated other comprehensive loss	(7,692)	(4,310)	(1,415)	(553)	(1,871)
Treasury stock	(96,243)	(96,358)	(96,456)	(96,456)	(96,400)
Total stockholders' equity	178,894	187,370	196,752	204,087	201,419
Total liabilities and stockholders' equity	$2,280,897	$2,329,085	$2,322,385	$2,342,024	$2,352,867

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except per share data, unaudited)

	2017				2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr
Interest and Dividend Income
Loans, including fees	$16,609	$17,385	$18,208	$18,535	$18,732
Loans held-for-sale	24	37	34	28	24
Securities:
Taxable	2,963	2,607	2,424	2,208	2,170
Tax exempt	912	1,648	1,628	1,751	2,061
Dividends from FHLB and FRBC stock	85	92	94	99	106
Interest bearing deposits with financial institutions	23	31	37	43	49
Total interest and dividend income	20,616	21,800	22,425	22,664	23,142
Interest Expense
Savings, NOW, and money market deposits	223	233	239	255	344
Time deposits	979	1,025	1,077	1,146	1,175
Other short-term borrowings	108	150	224	276	408
Junior subordinated debentures	1,084	1,059	930	929	927
Senior notes	673	672	672	672	672
Total interest expense	3,067	3,139	3,142	3,278	3,526
Net interest and dividend income	17,549	18,661	19,283	19,386	19,616
Provision (release) for loan and lease losses	-	750	300	750	(722)
Net interest and dividend income after provision (release) for loan and lease losses	17,549	17,911	18,983	18,636	20,338
Noninterest Income
Trust income	1,458	1,638	1,468	1,639	1,495
Service charges on deposits	1,618	1,615	1,722	1,765	1,592
Secondary mortgage fees	176	223	195	182	162
Mortgage servicing rights mark to market (loss) gain	(133)	(429)	(194)	(46)	305
Mortgage servicing income	435	444	451	448	452
Net gain on sales of mortgage loans	1,147	1,473	1,095	1,088	917
Securities (loss) gain, net	(136)	(131)	102	639	35
Increase in cash surrender value of BOLI	359	350	362	361	248
Death benefit realized on bank-owned life insurance	-	-	-	-	1,026
Debit card interchange income	975	1,081	1,075	1,069	1,012
(Loss) gain on disposal and transfer of fixed assets	(2)	12	-	-	-
Other income	1,131	1,041	1,567	1,039	1,261
Total noninterest income	7,028	7,317	7,843	8,184	8,505
Noninterest Expense
Salaries and employee benefits	10,573	10,545	10,049	8,913	10,207
Occupancy, furniture and equipment	1,566	1,462	1,482	1,441	1,558
Computer and data processing	1,090	1,112	1,081	1,104	1,344
FDIC insurance	148	165	199	146	156
General bank insurance	270	264	246	251	251
Amortization of core deposit intangible	25	25	24	22	21
Advertising expense	386	452	255	412	341
Debit card interchange expense	349	399	285	296	281
Legal fees	104	184	162	200	159
Other real estate expense, net	709	539	680	237	173
Other expense	2,834	2,839	2,455	3,169	2,863
Total noninterest expense	18,054	17,986	16,918	16,191	17,354
Income before income taxes	6,523	7,242	9,908	10,629	11,489
Provision for income taxes	2,096	2,096	1,831	13,141	2,000
Net income (loss)	$4,427	$5,146	$8,077	$(2,512)	$9,489

Basic earnings (loss) per share	$0.15	$0.17	$0.27	$(0.08)	$0.32
Diluted earnings (loss) per share	0.15	0.17	0.27	(0.08)	0.31

Reconciliation of Non-GAAP Financial Measures

The tables below provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the periods indicated. Dollar amounts below in thousands, except per share data:

	Quarters Ended
	March 31, 2018		December 31, 2017		March 31, 2017
	Amount	Per share	Amount	Per Share	Amount	Per Share
Adjusted Net Income and adjusted diluted earnings per share (EPS), excluding certain items
Net income (GAAP)	$9,489	$0.31	$(2,512)	$(0.08)	$4,427	$0.15
(Less) / Add:
Impact of BOLI death claim	(1,026)	(0.03)	-	-	-	-
Provision for loan loss release due to insurance recovery, after tax	(596)	(0.02)	-	-	-	-
Executive retirement and early stock award vesting, after tax	-	-	-	-	202	0.01
Acquisition related costs, after tax	203	0.01	42	-	-	-
Impact of federal tax reform	-	-	9,475	0.31	-	-
Adjusted net income, excluding certain items	$8,070	$0.27	$7,005	$0.23	$4,629	$0.16

	Quarters Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Net Interest Margin
Interest income (GAAP)	$23,142	$22,664	$20,616
Taxable-equivalent adjustment:
Loans	11	22	22
Securities	548	943	491
Interest income (TE)	23,701	23,629	21,129
Interest expense (GAAP)	3,526	3,278	3,067
Net interest income (TE)	$20,175	$20,351	$18,062
Net interest income (GAAP)	$19,616	$19,386	$17,549
Average interest earning assets	$2,174,847	$2,146,570	$2,070,858
Net interest margin (GAAP)	3.66%	3.58%	3.44%
Net interest margin (TE)	3.76%	3.76%	3.54%

	Quarters Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Efficiency Ratio
Noninterest expense	$17,354	$16,191	$18,054
Less amortization of core deposit	21	22	25
Less other real estate expense, net	173	237	709
Less transition related executive costs	-	-	298
Less acquisition related costs	246	65	-
Adjusted noninterest expense	16,914	15,867	17,022
Net interest income (GAAP)	19,616	19,386	17,549
Taxable-equivalent adjustment:
Loans	11	22	22
Securities	548	943	491
Net interest income (TE)	20,175	20,351	18,062
Noninterest income	8,505	8,184	7,028
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	339	194	193
Noninterest income (TE)	8,844	8,378	7,221
Less death benefit related to BOLI	1,026	-	-
Less securities gain (loss), net	35	639	(136)
Adjusted noninterest income, plus net interest income (TE)	$27,958	$28,090	$25,419
Efficiency ratio (GAAP)	63.41%	59.16%	70.08%
Adjusted efficiency ratio (Non-GAAP)	60.50%	56.49%	66.97%